                                                                    EXHIBIT 11

                        FEDERAL PAPER BOARD COMPANY, INC.
                    Computation of Earnings Per Common Share
                     (In thousands except per share amounts)

                                                                                   Fiscal Years
                                                                         1994          1993          1992
                                                                         ----          ----          ----
ASSUMING NO DILUTION:
Income Before Cumulative Effect of Accounting Change                   $72,000       $ 6,400       $82,600
(Deduct) Dividends on Convertible Preferred Stock                       (6,519)       (6,610)       (7,060)
                                                                       -------       -------       -------
Income (Loss) Before Cumulative Effect of Accounting Change
  available to Common Shares                                            65,481          (210)       75,540
Cumulative Effect of Accounting Change                                       -            -          9,000
                                                                       -------       -------       -------
  Net Income (Loss) Available to Common Shares                         $65,481       $  (210)      $84,540
                                                                       =======       =======       =======

Actual Weighted Average Number of Common
  Shares Outstanding                                                    42,296        41,995        41,448
                                                                       =======       =======       =======

Income (Loss) Before Cumulative Effect of Accounting Change            $  1.55       $  (.01)      $  1.82
Cumulative Effect of Accounting Change                                       -             -           .22
                                                                       -------       -------       -------
Net Income (Loss) Per Common Share Assuming No Dilution                $  1.55       $  (.01)      $  2.04
                                                                       =======       =======       =======

ASSUMING FULL DILUTION:
Income Before Cumulative Effect of Accounting Change                   $72,000       $ 6,400       $82,600
(Deduct) Dividends on Convertible Preferred Stock                       (6,455)       (6,610)            -
                                                                       -------       -------       -------
Income (Loss) Before Cumulative Effect of Accounting Change
  Applicable to Common Shares, Common Equivalent
  Shares and Dilutive Securities                                        65,545          (210)       82,600
Cumulative Effect of Accounting Change                                       -             -         9,000
                                                                       -------       -------       -------
Net Income (Loss) Applicable to Common Shares, Common
  Equivalent Shares and Dilutive Securities                            $65,545       $  (210)      $91,600
                                                                       =======       ========      =======

Shares:
  Adjusted Weighted Average Number of Common
     Shares Outstanding                                                 42,239        41,995        40,900
  Dilutive Common Equivalent Shares Issuable
     Under Stock Option Plans                                              650            (a)          381
  Common Shares Issuable Upon Conversion of
     $1.20 Convertible Preferred Stock                                     289            (a)          324
  Common Shares Issuable Assuming Conversion of
     $2.875 Convertible Preferred Stock                                     (a)           (a)        5,090
                                                                       -------       -------       -------
  Weighted Average Number of Common and Diluted
    Common Equivalent Shares and Dilutive Securities                    43,178        41,995        46,695
                                                                       =======       =======       =======
Income (Loss) Before Cumulative Effect of Accounting Change            $  1.52       $ ( .01)      $  1.77
Cumulative Effect of Accounting Change                                       -             -           .19
                                                                       -------       -------       -------
Net Income (Loss) Per Common Share Assuming Full
  Dilution, As Reported                                                $  1.52       $  (.01)      $ 1. 96
                                                                       =======       =======       =======

                                                                    EXHIBIT 11
                                                                    (Continued)

                        FEDERAL PAPER BOARD COMPANY, INC.
                    Computation of Earnings Per Common Share
                     (In thousands except per share amounts)

The calculation of primary earnings per share is presented below in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 3 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%. Earnings applicable to common shares are the same as in the calculation assuming no dilution.

PRIMARY EARNINGS PER SHARE:
Shares:
  Weighted Average Number of Common Shares Outstanding                  42,296        41,995         41,448
  Dilutive Common Equivalent Shares Issuable Under
      Stock Option Plans                                                   460            (a)           381
                                                                       -------       -------        -------
  Weighted Average Number of Common and Dilutive
      Common Equivalent Shares                                          42,756        41,995         41,829
                                                                       =======       =======        =======



Income (Loss) Before Cumulative Effect of Accounting Change            $  1.53       $  (.01)       $  1.80
Cumulative Effect of Accounting Change                                       -             -            .22
                                                                       -------       -------        -------
Primary Earnings (Loss) Per Common Share Assuming
   No Dilution from Common Equivalent Shares                           $  1.53       $  (.01)       $  2.02
                                                                       =======       =======        =======

(a)  Antidilutive Issue.